SUMMARY TECHNICAL REPORT

on the

EL MUNDO PROJECT

Municipalities of Caborca and Altar,

Sonora, Mexico

For

Mr Tomás Ramírez L.

Stephen R Maynard, M.S., C.P.G.

Consulting Geologist

Albuquerque, N.M.

87104

USA

13 October 2023

TABLE OF CONTENTS

1.0  SUMMARY

2.0 INTRODUCTION

3.0 RELIANCE ON OTHER EXPERTS

4.0 PROPERTY DESCRIPTION AND LOCATION

4.1  Property Description

4.1.1 Mineral Concessions

4.1.2 Surface-access agreements

` 4.1.3 Environmental Liabilities

4.1.4 Environmental Permitting

4.1.5  Mining taxes

4.1.6 Assessment-Work Obligations

4.2  Property Location

4.3    El Mundo project ownership

5.0 ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE, AND PHYSIOGRAPHY

6.0  HISTORY

6.1  Early work

6.2 Ramírez

6.3 Mexican Geological Survey, 1990s-2000s – geological mapping

6.4 Fresnillo

6.4.1  Mapping and sampling

6.4.2 Potential resource estimate (NON-43-101 COMPLIANT)

6.4.3 Proposed drill program

7.0 GEOLOGICAL SETTING AND MINERALIZATION

7.1 Regional Geology

7.2   District geology

7.3 El Mundo project geology

7.3.1 Host rocks

7.3.2 Alteration

` 7.3.3 Mineralization

8.0 DEPOSIT TYPES

8.1 Orogenic gold

9.0  EXPLORATION

10.0 DRILLING

11.0 SAMPLE PREPARATION, ANALYSES, AND SECURITY

12.0 DATA VERIFICATION

13.0 MINERAL PROCESSING AND METALLURGICAL TESTING

14.0 MINERAL RESOURCE ESTIMATES

15.0 MINERAL RESERVE ESTIMATES

16.0 MINING METHODS

17.0 RECOVERY METHODS

18.0 PROJECT INFRASTRUCTURE

19.0 MARKET STUDIES AND CONTRACTS

20.0 ENVIRONMENTAL STUDIES, PERMITTING, AND SOCIAL OR

COMMUNITY IMPACT

21.0 CAPITAL AND OPERATING COSTS

22.0 ECONOMIC ANALYSIS

23.0  ADJACENT PROPERTIES

24.0  OTHER RELEVANT DATA AND INFORMATION

25.0  INTERPRETATION AND CONCLUSIONS

26.0 RECOMMENDATIONS

27.0 REFERENCES

FIGURES

Figure 4.1.  El Mundo project location in Mexico.

Figure 4.2.  El Mundo project in relation to nearby populations and municipal boundaries. Figure 4.3.  El Mundo project concessions.

Figure 6.1.  Hoist structure of inclined shaft on El Mundo vein.

Figure 6.1.  Locations of Fresnillo samples, El Mundo project.

Figure 6.2.  Proposed drilling (Fresnillo, 2020), El Mundo Project.

Figure 7.1.  Geologic provinces of Mexico, showing location of La Reyna project. Figure 7.2  Location of El Mundo project in relation to the Mojave-Sonora Megashear and existing gold mines of the Sonora gold belt.

Figure 7.3.  El Mundo district geology (Servicio Geológico Mexicano, 2002).

Figure 7.4.  GoogleEarth image of El Mundo project.

Figure 7.5.  El Mundo vein in shallow cut, looking NE.

Figure 7.6.  Close-up of El Mundo vein shown in Figure 7.5.

Figure 12.1.  Maynard samples, El Mundo.

TABLES

Table 4.1.  El Mundo project concessions.

Table 4.2.  Semi-annual Mexican mining tax rates, commencing in 2022.

Table 4.3.  Estimated mining taxes in Mexican pesos for El Mundo project concessions, 2022 to 2027.

Table 4.4.  Mexican assessment work minimum amounts for 2022.

Table 6.1.  Fresnillo rock-chip samples, El Mundo project.

Table 6.2.  Fresnillo-recommended drill program, El Mundo project.

Table 8.1.  Selected orogenic gold deposits in the Mojave-Sonora Megashear region.

Table 12.1.  Maynard (QP) sample descriptions and assays for selected elements from El Mundo.

Table 26.1.  Estimated cost of proposed exploration drilling at El Mundo.

APPENDICES

Appendix I.  Certification of Qualified Person (QP) Appendix II.  Assay certificate of QP samples.

1.0 SUMMARY

The El Mundo project covers 100 hectares in 2 mining concessions in the northwestern part of Sonora state, Mexico, on the boundary between Caborca and Altar municipalities.  The project lies in the trend known as the Mojave-Sonora Megashear, which hosts several significant gold deposits of the orogenic type.

The El Mundo project has seen limited development, including minor production during the 1930s, and excavation of small pits and a 25-metre inclined shaft in the 1990s.  The project was visited by Fresnillo PLC’s exploration team, which took 72 chip samples on the project.  Fresnillo’s samples reported an average of 2.93 g/t Au.

No drilling has been conducted on the property.

Following the above considerations, a core-drilling program consisting of six 200-metre holes (total 1,200 m) test the El Mundo and Jany veins.  The program should cost an estimated US$378,000.

A Phase II drilling program would follow contingent on the results of the Phase I drilling.

2.0INTRODUCTION

This report provides an independent evaluation of the exploration potential of the El Mundo project, which is comprised of two mining concessions covering 100 hectares. It has been prepared under the terms set out in the NI 43-101 standard at the request Tomás Ramírez López, owner of the El Mundo project concessions.

The author completed information reviews and conducted a single visit to the El

Mundo property in Sonora, Mexico on x February 2021, accompanied by engineer Tomás

Ramírez López and geologist Luis Heriberto Ramírez Gómez,

During the visit, the author conducted a reconnaissance of the property, including surface exposures, and review of available data and files.

The information herein is derived from a review of the documents listed in the References and from information provided by the Ramírezes. A complete list of the reports available to the author is found in the References section of this report.  Published literature has been reviewed and is also referenced.  This information has been augmented by first-hand review and on-site observation and data collection conducted by the author.  The Qualified Person takes responsibility for the content of this Technical Report and believes it is accurate and complete in all material aspects.

The report provides a summary of the exploration and mining history of the El Mundo project.  Recommendations are contained herein for an exploration program to define areas of gold mineralization on the project.

The opinions, conclusions, and recommendations presented in this report are conditional upon the accuracy and completeness of the information supplied by the Ramírezes. The author reserves the right, but will not be obliged, to revise this report if additional information becomes known to him subsequent to the date of this report.

3.0 RELIANCE ON OTHER EXPERTS

The author of this report has relied on the Ramírezes’ reporting on the standing of its mining concessions and the geology of the El Mundo project area.  Scientific literature exists on the Caborca region, including unpublished company reports and Mexican geological survey report.

4.0PROPERTY DESCRIPTION AND LOCATION

4.1  Property Description

4.1.1 Mineral Concessions

The El Mundo Project comprises two mining claims covering 100 hectares in Caborca and Altar Municipalities, in the northwestern part of Sonora State (Figures 4.1 and 4.2) (Table 4.1).

U S A
ARIZONA
Tucson
NEW MEXICO
Sonoyta
Nogales
EL MUNDO PROJECT
Caborca
SONORA
BAJA CALIFORNIA
Hermosillo
SEA OF CORTES
BAJA CALIFORNIA SUR
PACIFIC OCEAN
map area
Mexico City
MEXICO
1,000 0 1,000
Kilometres
N

SONORA STATE
EL MUNDO PROJECT LOCATION

Figure 4.1.  El Mundo project location in Mexico.

NORTHERN SONORA STATE
EL MUNDO PROJECT LOCATION
N
50
0
50
Kilometres
EL MUNDO PROJECT
ARIZONA - USA
SONORA - MEXICO
Sonoyta
Sasabe
Nogales
Gral Plutarco Elias Calles
Caborca
Altar
Saric
Nogales
Tubutama
Magdalena De Kino
Oquitoa
Caborca
Santa Ana
Santa Ana
Trincheras

Figure 4.2.  El Mundo project in relation to nearby populations and municipal boundaries.

EL MUNDO PROJECT
CONCESSION MAP
Ramirez mining concession
Datum: WGS 84
UTM zone: 12N
Contour interval: 20 m
N
250
0
250
Metres
Amelia
El Mundo
379000
379500
380000
380500
3472000
3471500
3471000
3470500
3470000

Figure 4.3.  El Mundo project concessions.  See Table 4.1 for concession data.

Table 4.1.  El Mundo project concessions.  See Figures 4.2 and 4.3 for concession locations.

Concession	Title No	Surface area (has)	Date Issued	Date Expiry	Owner(s)
El Mundo	189618	9.0000	5 Dec 1990	4 Dec 2040	Raul Fernando Lemus Pompa
Amelia	224137	91.0000	8 Apr 2005	7 Apr 2055	Tomás Ramírez López

Total 100.0000 hectares

4.1.2 Surface-access agreements

Surface rights at the El Mundo project are controlled by a private rancher, Fernando Vásquez, whose “La Manteca” ranch covers approximately 48 km2.  Tomás Ramírez reports good relations with the surface owner and expects to execute formal surface-use and access agreements in the near future.

` 4.1.3 Environmental Liabilities

The project has no known environmental liabilities.

4.1.4 Environmental Permitting

The applicable regulation, Norma 120-SEMARNAT-2011, requires a report, Informe Preventivo en Materia de Impacto Ambiental, that includes descriptions of the ground surface, mining/exploration history, surface ownership, mineral tenure, and the proposed exploration program.  Certified written permission from surface owners must accompany the report when tendered to the Secretariat of Environment and Natural Resources’ (SEMARNAT) delegation in Hermosillo.

There is no known or anticipated obstacle to obtaining the SEMARNAT authorization for the El Mundo project.

4.1.5  Mining taxes

Mexican law requires that owners of mining concessions pay taxes semi-annually, in January and July of each year that a mining concession is valid.  Taxes are calculated on a perhectare basis; the per-hectare tax amount goes up with the age of the concession as shown in Table 4.2.  The basic per-hectare tax is adjusted for inflation annually.  Semi-annual taxes for the El Mundo project are presented in Table 4.3.  Failure to pay taxes will lead to revocation of a mining claim following a 30-day grace period/warning from the Mexican Mines Department.

Table 4.2.  Semi-annual Mexican mining tax rates, commencing in 2022.  Base per-hectare rates are adjusted annually for inflation.

Years of concession’s existence	Per hectare tax rate 2022

from issue of concession title	MXN$
During years 1 and 2	$8.63
During years 3 and 4	$12.91
During years 5 and 6	$26.68
During years 7 and 8	$53.66
During years 9 and 10	$107.31
After 10th year	$188.86

Table 4.3.  Estimated mining taxes in Mexican pesos for El Mundo project concessions, 2022 to 2027.  Tax rates for 2022 are given in Table 4.2.  Calculated tax for years 2022 to 2027 assume a yearly inflation adjustment of 2%.

Concession	Semi-annual tax (MXN$)		Total semi-annual taxes (MNX$)	Total annual taxes (MXN$)
	El Mundo	Amelia
Hectares	9.0000	91.0000
2022	$1,700	$17,186	$18,886	$37,772
2023	$1,734	$17,530	$19,264	$38,527
2024	$1,768	$17,881	$19,649	$39,298
2025	$1,804	$18,238	$20,042	$40,084
2026	$1,840	$18,603	$20,443	$40,886
2027	$1,877	$18,975	$20,852	$41,703

4.1.6 Assessment-Work Obligations

The Mexican government requires annual filings of assessment work on mining concessions.  Assessment work filings are due in May based on work executed during the prior calendar year.  Minimum amounts to be spent on a concession are determined on a per-hectare basis, in addition to a fixed amount per concession.  The fixed amounts and the per-hectare amounts go up with the size of the concession, and with the age of the concession as illustrated in Table 4.4.  A concession owner may apply past excess expenditures to a subsequent year’s filings.

Table 4.4.  Mexican assessment work minimum amounts for 2022.  (Diario Oficial, December 2021)

Concession surface area (hectares)	Fixed Amount MXN$	Additional annual minimum expenditure per hectare MXN$
		1st Year	2nd through 4th year	5th through 6th year	After the 7th year
Up to 30	396.99	15.86	63.50	95.28	96.79
> 30 and > 100	794.06	31.70	127.05	190.57	190.58
> 100 and > 500	1,588.09	63.50	190.57	381.13	381.13
> 500 and > 1,000	4,764.29	58.76	181.55	381.13	762.28
> 1,000 and > 5,000	9,528.62	54.00	174.69	381.13	1,524.58
> 5,000 and > 50,000	33,350.18	49.24	168.35	381.13	3,049.15

>/= 50,000	317,620.76	44.46	158.81	381.13	3,049.15

4.2  Property Location

The El Mundo property is situated in the municipality of Caborca, Sonora state, in northwestern Mexico, at latitude 31o 21' 56” N, longitude 112o 15' 54” W, about 73 km northnorthwest of the city of Caborca, Sonora, and 283 km northwest of the state capital, Hermosillo.  The project lies 78 km southeast of Sonoyta, Sonora and Lukeville, Arizona (the nearest US port of entry) (Figures 4.1-4.2).

The El Mundo project lies in the “Sonora-Mojave Megashear” portion of the Basin and

Range geological province, which is host to several significant gold-mining districts, including Mezquite, American Girl, and Cargo Muchacho in California, USA; and La Cholla, La Herradura, El Chanate, and San Francisco, in Sonora, Mexico.

4.3    El Mundo project ownership

The Amalia concession is owned 100% by Tomás Ramírez López and the El Mundo concession is owned 100% by Raúl Fernando Lemus Pompa, with full power of attorney granted to Tomás Ramírez López.

The author of this report has not verified the legal status of the El Mundo mining concessions, nor the ownership of the surface, but relies on the verbal description of ownership, supplied by Tomás Ramírez L.

5.0 ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE, AND PHYSIOGRAPHY

The El Mundo project lies in northwestern Sonora, on the boundary of Caborca and Altar Municipalities, 75 km northwest of Caborca, Sonora, and 80 km southeast of the border communities of Sonoyta, Sonora and Lukeville, Arizona (Figures 4.1 and 4.2).  Elevations within the El Mundo claim block range from 730 to 780 m.  Vegetation is typical of the Sonoran Desert.  The annual average temperature is 22C.  Average low temperatures range from 5C in December

– January to 23C in June-July.  High temperatures average 21C in December-January and 41C in June-July.   The record high temperature for Caborca is 48C.  The Caborca area is very dry, with precipitation averaging about 31 mm annually.

The route taken to the project for the author’s visit in February 2021 was on Mexican

Highway 2 from northwest from Caborca to a dirt road turnoff about 78 km from Caborca.  From Highway 2, follow a dirt road to the northeast for about 20 km to Rancho La Manteca, then turn southeast to the project.

Caborca, with a population of approximately 12,000, is the nearest town to the El Mundo project.  Caborca has airport, rail, and road access, as well as labor, equipment, and service requirements for conducting exploration or mining-related activities.

6.0  HISTORY

6.1  Early work

The first workings at El Mundo were carried out in the 1930s by an American prospector who extracted approximately 20,000 tonnes of ore. The project saw no significant work from that period until Raúl Lemus P. began his investigations in the 1980s.  Lemus is said to have conducted geological, mining, and metallurgical work during that time, but no records are available.

6.2 Ramírez

In the mid-1990s, Ing Tomás Ramírez L. acquired the project and excavated shallow pits over 750 m along the El Mundo vein, including a 25 m-deep shaft (Figure 6.1).  The mineralized structure was cut by the shaft at a depth of 6 meters.

Figure 6.1.  Hoist structure of inclined shaft on El Mundo vein.  Ing. Tomás Ramírez, property owner, poses.

6.3 Mexican Geological Survey, 1990s-2000s – geological mapping

The Mexican Geological Survey published a geological map of the project region at 1:250,000.  The Survey identified the El Mundo mineralized zone as one of several northeasttrending shear/vein zones (Servicio Geológico Mexicano, 2002) (Figure 7.3).

6.4 Fresnillo

6.4.1  Mapping and sampling

Fresnillo traced the El Mundo vein for 750 m and the Jany vein for 250 m.  Both veins strike NE/SW and dip 50 degrees to the SE. Fresnillo’s rock-chip samples on the veins assayed an average of 2.93 g/t Au.  Fresnillo describes discontinuous boudinaged veins with silica and boxwork alteration halos less than 1 m wide, emplaced in upper

Cretaceous granite and granodiorite.  Fresnillo geologists collected 72 chip samples on the veins.  Gold assays are presented in Table 6.1; their locations are shown in Figure 6.1).

6.4.2 Potential resource estimate (NON-43-101 COMPLIANT)

Fresnillo listed a non 43-101-compliant potential resource of 33,500 troy ounces of gold:

•22,000 tr oz Au above a depth of 100 m in the El Mundo vein

•4,000 tr oz Au above 100 m in the Jany vein

•7,300 tr oz Au above 100 m, disseminated in host rocks

Table 6.1.  Fresnillo rock-chip samples, El Mundo project.  See Figure 6.1 for sample locations.

SAMPLE	UTM east	UTM north	Au g/t	SAMPLE	UTM east	UTM north	Au g/t
1-A	379642	3470944	5.5	KN-002-18 0062	379554	3470881	8.7
2-A	379649	3470960	5.5	KN-002-18 0063	379555	3470881	3.8
3-A	379660	3470974	5.75	KN-002-18 0064	379551	3470874	1.8
4-A	379669	3470985	5	KN-002-18 0065	379517	3470874	0.4
5-A	379692	3471006	5	KN-002-18 0066	379478	3470805	1.5
5-B	379698	3471013	3.5	KN-002-18 0067	379417	3470713	1.3
6-A	379710	3471024	5.5	KN-002-18 0068	379322	3470633	0.2
7-A	379721	3471042	2.5	KN-002-18 0069	379378	3470697	0.5
B	379726	3471051	1.25	KN-002-18 0070	379835	3470919	0.9
8-A	379731	3471062	4.25	KN-002-18 0071	379708	3471031	0.5
9-A	379750	3471081	3.3	KN-002-18 0072	379745	3471079	2.6
10-A	379779	3471114	9.75	KN-002-18 0073	379826	3471189	3.4
11-A	379557	3470884	7.25	CH-019-001	379862	3470931	2.58
B	379554	3470888	6.62	CH-019-002	379839	3470922	3.91
12-A	379550	3470886	2.5	CH-019-003	379836	3470920	0.63
13-A	379550	3470882	4.75	CH-019-004	379831	3470916	0.08
B	379569	3470897	1.87	CH-019-005	379783	3470888	4.04
14-A	379550	3470879	3.5	CH-019-006	379736	3470855	0.53
15-A	379548	3470877	6.75	CH-019-007	379666	3470820	0.22
16-A	379540	3470876	1	CH-019-008	379659	3470813	0.48
17-A	379535	3470868	3.75	CH-019-009	379653	3470807	0.06
18-A	379501	3470833	0.5	CH-019-010	379638	3470799	0.44
19-A	379482	3470810	0.5	CH-019-011	379623	3470791	2.21
30-A	379619	3470926	12.5	CH-019-012	379603	3470777	2.54
31-A	379620	3470928	17.75	CH-019-013	379591	3470767	1.18
KN-002-18 0051	379667	3470983	1.1	CH-019-014	379583	3470763	0.41
KN-002-18 0052	379665	3470980	1.2	CH-019-015	379577	3470763	0.36
KN-002-18 0053	379665	3470980	0.4	CH-019-016	379554	3470749	1.22
KN-002-18 0054	379633	3470938	7.1	CH-019-017	379522	3470725	1.29
KN-002-18 0055	379595	3470914	4.1	CH-019-018	379497	3470703	0.36
KN-002-18 0056	379595	3470914	3	CH-019-019	379503	3470703	0.01
KN-002-18 0057	379609	3470982	4.9	CH-019-020	379598	3470492	0.13
KN-002-18 0058	379595	3470918	1.2	CH-019-021	379679	3470531	1.55
KN-002-18 0059	379594	3470919	0.5	CH-019-022	379644	3470530	0.16

KN-002-18 0060	379595	3470918	0.8	CH-019-023	379323	3470586	0.08
				CH-019-024	379384	3470679	1.05

EL MUNDO ROCK SAMPLING
FRESNILLO
Au g/t
</= 0.10
0.11 - 0.20
0.21 - 0.50
0.51 - 1.00
> 1.00
N
100
0
100
Metros
EL MUNDO VEIN
JANY-VEIN
LUNA VEIN
KN-002-18 0073
KN-002-18 0072
KN-002-18 0071
KN-002-18 0057
KN-002-18 0053
KN-002-18 0054
KN-002-18 0060
KN-002-18 0059
KN-002-18 0067
KN-002-18 0068
KN-002-18 0069
10-A
9-A
8-A
7-A
6-A
5-B
5-A
4-A
3-A
2-A
1-A
31-A
30-A
17-A
18-A
19-A
12-A
CH-019-001
CH-019-003
CH-019-004
CH-019-005
CH-019-006
CH-019-007
CH-019-008
CH-019-009
CH-019-010
CH-019-011
CH-019-012
CH-019-014
CH-019-015
CH-019-016
CH-019-017
CH-019-018
CH-019-020
CH-019-021
CH-019-022
CH-019-023
CH-019-024
3471200
3471000
3470800
3470600
3470400
379200
379400
379600
379800

Figure 6.1.  Locations of Fresnillo samples, El Mundo project.  See Table 6.1 for gold assays.

6.4.3 Proposed drill program

Fresnillo recommended a 10-hole, 2,000-m drilling program (Table 6.2, Figure 6.2) to test the resource potential on the El Mundo and Jany veins, as well as test the potential for disseminated mineralization between the veins.

Table 6.2.  Fresnillo-recommended drill program, El Mundo project.  See Figure 6.2 for proposed hole locations.

Hole	UTM east	UTM north	Elevation	Azimuth	Dip	Depth (m)
EM-001	380071	3470998	743	315	60	200
EM-002	379939	3471132	750	315	60	200
EM-003	379740	3470767	762	315	60	200
EM-004	379631	3470885	763	315	90	200
EM-006	379430	3470534	760	315	60	200
EM-005	379695	3470416	756	315	60	250
EM-007	379111	3470294	760	315	60	200
EM-008	379265	3470149	760	315	60	200
EM-009	380243	3471387	740	315	60	200
EM-010	380389	3471247	740	315	60	200

EL MUNDO PROPOSED DRILLING
FRESNILLO
Proposed hole
Au g/t
</= 0.10
0.11 - 0.20
0.21 - 0.50
0.51 - 1.00
> 1.00
N
Datum: WGS 84
UTM zone: 12N
Contour interval: 20m
250
0
250
Metros
EM-001
EM-002
EM-003
EM-004
EM-005
EM-006
EM-007
EM-008
EM-009
EM-010
3472000
3471500
3471000
3470500
3470000
3469500
379000
379500
380000
380500

Figure 6.2.  Proposed drilling (Fresnillo, 2020), El Mundo Project.  Note that northeast- and southwest-most holes are located outside of the El Mundo claim block.

7.0 GEOLOGICAL SETTING AND MINERALIZATION

7.1 Regional Geology

El Mundo Project
0
km
500
N
Sea of Cortés (Gulf of California)
Gulf of Mexico
Pacific Ocean
Caribbean Sea
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
1 Baja California Peninsula
2 Sonoran Basin and Range
3 Western Sierra Madre
4 Northern Mountains and Plains
5 Eastern Sierra Madre
6 Great Plain
7 Pacific Coastal Plain
8 Northern Gulf Coast Plain
9 Central Plateau
10 Volcanic Axis
11 Southern Sierra Madre
12 Southern Gulf Coast Plain
13 Chiapas Sierra Madre
14 Chiapas Highlands
15 Yucatan Peninsula

Figure 7.1.  Geologic provinces of Mexico, showing location of La Reyna project.

Northwestern Sonora records the early development of the southwestern edge of the North American craton, with a possible accreted Jurassic volcanic arc terrane.  Regional metamorphism is associated with several intrusive and orogenic episodes, followed by Basin and Range-style rifting (Figure 7.1).  The Mohave-Sonora Megashear strikes northwest through the region; it has played an important role in the formation of mineral deposits in the region (Campbell, et al., 1998; Jacques and Clark, 1998) (Figure 7.2).

MOJAVE-SONORA MEGASHEAR GOLD MINES
N
100
0
100
Kilometres
Mesquite
Picachos
American Girl
MOJAVE - SONORA
MEGASHEAR
EL MUNDO
PROJECT
La Choya
Herradura
Noche Buena
Chanate
Caborca
S O N O R A
Cerro Colorado
San Francisco
Hermosillo

Figure 7.1.  Location of the El Mundo project in relation to the Mojave-Sonora Megashear and existing gold mines of the Sonora gold belt.

The oldest rocks in the region, Precambrian schist, gneiss, amphibolite, and quartzite of the Caborca terrane, are commonly cut by slightly younger latite and diorite intrusions

(Anderson and Silver, 1979). Caborca terrane rocks may be correlated with slate and greenschistgrade metamorphic rocks found in portions of northeast Sonora and the Pinal schist of Arizona (Jacques and Clark, 1998). Rocks unconformably overlying Upper Proterozoic sedimentary rocks consist of shallow marine clastic and carbonate units deposited along the margins of the North American craton.   Sedimentation continued through much of the Paleozoic across northwestern and eastern Sonora, with several recognizable breaks and units that have been correlated with the Paleozoic sediments of the Colorado Plateau (Jacques and Clark, 1998). Crustal shortening in Late Mississippian and Late Permian-Early Triassic along the craton margin juxtapose deeper water sediments with shallow water and clastic sediments. In eastern Sonora, continental sediments were deposited during the Triassic in contrast to the marine deposits that accumulated in northwestern Sonora (Jacques and Clark, 1998).  Volcanism began during the Jurassic; these volcanic rocks occur along the northern segment of the Sonora gold belt as well as in the Caborca terrane (Merriam and Eells, 1979; Molina, et al., 1998).

Upper Jurassic-Lower Cretaceous sedimentary rocks include the Bisbee Group, which is widespread throughout southern Arizona and northern Sonora. The Bisbee Group rocks consist of the Glance Conglomerate, Morita Formation, the Mural Limestone and the Cintura Formation (Jacques, 1995). These units were deposited in a coastal to shallow marine environment with some deeper-water facies identified in eastern Sonora.

The Upper Cretaceous El Chanate Group unconformably overlies the Bisbee Group and consists of continental sediments with some intercalated volcanic rocks (Jacques, et al., 1990).  The type section for the El Chanate Group is in the Sierra El Chanate, approximately 10 km northeast of the La Gloria project, where it ranges from 750 m to more than 2,800 m thick (Jacques, 1993).  At its type section, the El Chanate Group has been subdivided into the Pozo Duro, Anita, and Escalante formations, from oldest to youngest. The Pozo Duro Formation consists of red mudstone and shale with intercalated tan sandstone and conglomerates. The Anita Formation consists of andesite breccias, fluvial conglomerates, sandstones and mudstones, and an upper unit that contains tan shales and gray limestone.   Nourse (2001) suggested that the El Chanate Group may in fact underlie the Bisbee Group and therefore be Jurassic.

The Upper Cretaceous Tarahumara Formation consists of andesite breccias, flows and tuffs that are equivalent to the El Charro volcanic complex (Jacques, 1993) and unconformably overlie the older rock units.

Tertiary volcanic units consisting of rhyodacite to rhyolite flows, tuffs, and breccias intercalated with basalts and andesites are relatively uncommon in northwestern Sonora, and are more common in eastern and southern Sonora where they are the equivalent of the plateauforming sequences in the Sierra Madre Occidental (Roldan and Clark, 1992).  Upper Tertiary sediments accumulated in some of the extensional basins that developed in the Parallel Ranges and the Buried Ranges west of Caborca. Some of these contain borate deposits and are intercalated with upper Tertiary volcanic flows and breccias (Miranda et al., 1998).  Upper Tertiary volcanic rocks consist of thin basalt flows, cinder cones and tuffs, particularly in the Pinacate volcanic field (Gutman and Sheridan, 1978).

Quaternary alluvial, eolian and talus deposits cover much of the region and commonly form a pediment cover that obscures bedrock. The depth to bedrock is not well known and ranges from a few metres to more than 200 m near Caborca and up to 1,100 m thick along the coastal plain west of Hermosillo (Verdugo, 1983). Pleistocene and Quaternary erosion and alluvial sedimentation have formed vast pediment cover and veneers throughout the region, including extensive fill among the Buried Ranges.

Intrusive rocks include anorogenic granites of 1,460-1,410 Ma within the Precambrian terranes and the Abio granite found in the Caborca terrane (Jacques and

Clark, 1998). Several plutons and hypabyssal intrusive phases occur within the Jurassic volcanic arc sequence and include calc-alkaline batholithic phases emplaced during the 90-40 Ma interval (Damon, et al., 1983). Two-mica granites were emplaced in 40-36 Ma; these are spatially associated with part of the Ancochi Batholith, and are present at the La Colorada mine (Zawada, 1998).

The tectonic development of northern Sonora includes late Mississippian and Late Permian to Early Triassic thrusting of Paleozoic sedimentary rocks, middle to Late Jurassic leftlateral displacement along the Mohave-Sonora Megashear, Cretaceous Sevier-style thrusting, and Late Cretaceous Laramide-style thrusting with northeast vergence (Jacques and Clark, 1998).  The Cenozoic tectonic events are characterized by the development of core complexes and low-angle detachment faults in the mid-Tertiary (Nourse, et al., 1994; Nourse, 1995), younger Basin and Range normal faulting and the formation of the Gulf of California in the Late Miocene to Pliocene (Sedlock, et al., 1993).

7.2   District geology

Mexican Geological Survey mapping suggests that the El Mundo mineralized area is characterized by NE-trending shear/vein zones cutting upper Cretaceous batholithic(?) granite and granodiorite (Figure 7.3).  Tertiary volcanic rocks, mainly rhyolite and rhyolite tuff, locally overlie the batholithic rocks.  Lower elevations have varying thicknesses of late Cenozoic unconsolidated conglomerate and alluvium.

EL MUNDO PROJECT
REGIONAL GEOLOGY
2,000
0
2,000
Metres
N
Datum: NAD27
UTM zone: 12N
Qhoar-Im - silt and sand (unconsolidated)
Qpt-Cgp - conglomerate (unconsolidated)
TmTR-R - rhyolite and rhyolitic tuff
KsTpaGr-Gd - granite and granodiorite
El Mundo project
SIERRA LA MANTECA
La Manteca
(E)PP-82
(E)PP-98
(E)PP-99
TmTR-R
EL MUNDO
Au Ag
(VT,07,OX)
QptCgp
El Carricito
KsTpaGr-Gd
Qhoar-Im
376000
378000
380000
382000
384000
3476000
3474000
3472000
3470000
3468000
3466000
3464000

Figure 7.3.  El Mundo district geology (Servicio Geológico Mexicano, 2002).

7.3 El Mundo project geology

7.3.1 Host rocks

Granite and granodiorite, probably of batholithic extent, host the NE-SW-striking, SEdipping veins at El Mundo.

El Mundo Project
Google Earth
Image © 2022 Maxar Technologies
400 m
N

Figure 7.4.  GoogleEarth image of El Mundo project.  Red lines are concession boundaries.

7.3.3 Alteration

Boxwork and quartz veinlets and strong silicification, carbonate veining, and sericitization form halos up to 1 m around wider portions (quartz “boudins”) of the veins.

` 7.3.3 Mineralization

Gold mineralization at El Mundo occurs principally in two quartz-carbonate veins, the 750 m-long El Mundo vein and the 250 m-long Jany vein.  Veins range in thickness from 0.5 to 1.5 m.  Both veins strike NE-SW and dip 50 degrees to the southeast (Figures 7.5 and 7.6).  A third vein, the Luna vein, was traced for 40 m by Fresnillo’s geologists in the southern part of the project area (Fresnillo, 2020).

As noted in section 6.4.1, the average grade of chip samples taken by Fresnillo was 2.93 g/t Au.

Figure 7.5.  El Mundo vein in shallow cut, looking NE.  Note ~50-degree dip to SE.

Figure 7.6.  Close-up of El Mundo vein shown in Figure 7.5.  Note Fe oxide after pyrite.

9.0 DEPOSIT TYPES

8.1  Orogenic gold

The Mojave-Sonora Megashear, a broad NW-striking structural zone, and northeastverging regional thrusts and associated tear faults in the northwestern portion of the zone are hosts to numerous gold mines characterized by low-grade (1-2 gpt gold), micron size, disseminated mineralization (Silver and Anderson, 1974; Jacques and Clark, 1998).  Deposit types include veins and breccias, discontinuous quartz veins, a carbonate sedimentary-hosted deposit and several structurally controlled deposits. Mineralization is hosted by a wide range of rock units, including Proterozoic gneiss, Paleozoic sedimentary rocks, Late Jurassic granitic rocks, and Cretaceous clastic and carbonate units (Jacques and Clark, 1998).  Recent erosion of pre-existing terrains and alluvial deposits have resulted in locally extensive Late Tertiary placer gold deposits near Caborca (Jacques and Clark, 1998; Southworth, J.R., 1905.

The gold deposits in northwestern Sonora are found along or adjacent to the MohaveSonora Megashear, as shown in Figure 7.1, including several mines that are located along projections of this trend in the United States, including Picachos, Mesquite, and American Girl. At Picachos, the gold deposit is related to Mid-Tertiary age mineralization in a detachment fault setting, with mineralization hosted by brecciated upper-plate rocks and faults associated with a low-angle normal fault. Red-coloured Tertiary conglomerate and volcanics formed the upperplate host rocks, and chloritic breccias and gneissic or crystalline rocks constitute the lower plate lithologies. Mineralization at Mesquite has been interpreted to be a “detachment” type with a possible genetic affiliation with a two-mica granite. Gold mineralization occurs in quartz veins that are spatially associated with granitic dikes and lenses emplaced within a complex metamorphic host of high-grade gneissic rocks. Mineralization at La Herradura occurs in mylonitic and sheared gneiss and schist along high-angle structures, similar to those described at Mesquite (de la Garza, et al., 1998).

Shear zones and intersections with shallow-dipping faults and mylonitic zones associated with regional deformation are the primary controls of gold mineralization at La Choya and El Chanate.   At La Choya, the mineralization occurs in K-altered biotite granite and sediments adjacent to a thrust fault (Summers and Hufford, 1998), in low-angle anastomosing and stacked shears and sub-conformable quartz-carbonate veins and lenses.  Ductile to semi-brittle deformation occurs along the principal thrust faults.  Sulfide content in the ore zone is low (Thoms, 1998).

At El Chanate, mineralization is reported to be controlled by a regional high-angle strikeslip fault striking N65W (San Jose fault) where it intersects one or more gently dipping thrust zones.  Both structures are mineralized; but nearby low-angle Mid-Tertiary detachment faults and related breccias are commonly not mineralized.  Subsidiary or higher-level thrust-fault zones of varying thicknesses crop out. They confirm that sheared and semi-brecciated structures were important for ground preparation prior to gold deposition (Clarke, 2005).

The WNW-striking San Jose fault at El Chanate appears to be the primary vertical conduit for mineralization. It is characterized by abundant quartz veining parallel to its strike and in tensional quartz veins that strike northwest. In addition, there are erratically distributed arrays of high-angle quartz veins and sulfide hydrofractures that strike ENE to EW within this zone. The direction of these features and compressional character to mineralized structures suggest a late Mesozoic or Laramide age of mineralization. The presence of light-coloured dikes intruding the San Jose fault zone, several kilometres to the southeast, suggest a possible genetic relationship between these intrusives and mineralization. The dikes are cut by gold-bearing quartz veins and appear to be auto-altered, resulting in a crumbly, sugary textured mass of granulated quartz. Where fresh, the dikes are distinguishable as a feldspar porphyry with rare visible white quartz grains (Clarke, 2005).

Many of the prospects and gold mines in the Mojave-Sonora Megashear region are associated with low-angle faults and mylonitic zones and high-angle sheared fault zones.  Felsic dikes appear to be genetically associated with mineralization. The vein mineral assemblage and fluid inclusion data from some of these deposits suggest that they are mesothermal systems (Albinson, 1989; Zawada, 1998). Deposits such as La Herradura, Mesquite, San Francisco and El Chanate and the Canasta Dorada property are characterized as “gold only deposits” or “orogenic gold” deposits and lack any strong trace element signatures as is commonly associated with base metal or epithermal systems (de l Garza, et al., 1998). The age of mineralization appears to be late Mesozoic or Laramide (Jacques and Clark, 1998).

Table 8.1.  Selected orogenic gold deposits in the Mojave-Sonora Megashear region.

Deposit Name	Production/resource	Operator
Mesquite	6 Moz Au	Equinox Gold
Picachos	2.5 Moz Au	Glamis Gold
La Choya		Hecla
Herradura	9.8 Moz Au (125 Mt @ 0.80 g/t Au)	Fresnillo
Chanate	1.6 Moz Au (70.6 Mt @ 0.66 g/t Au)	AuRico Gold
Cerro Colorado	25 koz Au in 2011	Goldgroup
San Francisco	1.3 Moz Au (72.4 Mt @ 0.57 g/t Au)	Magnagold

9.0  EXPLORATION

The owner of the El Mundo project has conducted limited exploration on the project, consisting of the development of pits and a shaft as described in section 6 of this report.

10.0 DRILLING

The issuer of this report has not conducted any drilling on the El Mundo project.  No historical drilling is known to have taken place on the El Mundo project.

11.0 SAMPLE PREPARATION, ANALYSES, AND SECURITY

No QA/QC protocol has been developed on the project to date.

12.0 DATA VERIFICATION

The author personally collected 6 rock-chip samples from the La Reyna project (Table

12.1, Figure 12.2).  The author delivered the samples to the ALS-Chemex preparation facility in Hermosillo, Sonora and the samples were in his possession at all times.  Assay results for selected elements appear in Table 12.1; the assay certificate with complete results is given in Appendix.   The samples taken confirm the presence of significant gold mineralization at the El Mundo project.

EL MUNDO ROCK SAMPLING
MAYNARD - February 2021
Au g/t
</= 0.10
0.11 - 0.20
0.51 - 1.00
N
100
0
100
Metros
EL MUNDO VEIN
JANY VEIN
LUNA VEIN
593334
593333
593329
593330
593331
593332
3471400
3471200
3471000
3470800
3470600
3470400
3470200
379000
379200
379400
379600
379800

Figure 12.1.  Maynard samples, El Mundo.  Assay results for selected elements can be seen in Table 12.1.  The corresponding assay certificate is in Appendix  .

Table 12.1.  Maynard (QP) sample descriptions and assays for selected elements from El Mundo.  Sample locations are shown in Figure 12.1.

Sample	Sample Date	Area	Elevation	Easting	Northing	SampleType	Sample Width (m)	Lithology	Lith Modifier	Colour
593329	27-Feb21	Jany	761	379558	3470771	Outcrop Chip	1	Rhyolite	Quartz Eyes	Gray
593330	27-Feb21	Jany	764	379557	3470757	Outcrop Chip Channel	0.5	Grano- diorite	Fractured	Red

593331	27-Feb21	Jany	764	379556	3470747	Outcrop Chip	1.5	Vein		White
593332	27-Feb21	ElMundo	765	379403	3470730	Mine Dump Select	3	Vein		Red
593333	27-Feb21		756	379602	3470800	Outcrop Chip	1	Rhyolite	Quartz Eyes	Gray
593334	27-Feb21		762	379731	3470925	Float Grab	1	Rhyolite	Quartz Eyes	Gray

Sample	AltType	AltStyle	Alt Intensity	MinMin1	Min Percent	Structure Type	Structure Azm	Structure Dip	R_Comments
593329	Silicification	Pervasive	Moderate to Strong			JointVertical	325	90
593330	FeOx_ supergene	Massive	Moderate
593331	FeOx_ supergene	Fracture	Moderate to Strong
593332	FeOx_ supergene	Massive	Moderate to Strong
593333	FeOx_ supergene	Fracture	Weak to Moderate			Fracture	155	90
593334	FeOx_ supergene	Fracture	Weak to Moderate	Pyrite	0.1				ghost pyrite. Some fresh on fresh surfaces.

Sample	Ag_ppm	Au g/t	Cu_ppm	Pb_ppm	Zn_ppm	As_ppm	Sb_ppm
593329	0.29	0.024	19.9	16.7	21	1.8	0.44
593330	0.59	0.062	436	14	23	1.7	0.57
593331	2.02	0.983	25.3	137	2	3.3	1.14
593332	6.56	0.843	77	34.7	2	1.7	2.32
593333	0.06	0.003	19.2	8.2	7	1.4	0.25
593334	0.06	0.0005	7.8	14.2	17	2.8	0.55

13.0 MINERAL PROCESSING AND METALLURGICAL TESTING

No mineral processing studies or metallurgical testing have been done on the Reyna project.

14.0 MINERAL RESOURCE ESTIMATES

Not applicable.

15.0 MINERAL RESERVE ESTIMATES

Not applicable.

16.0 MINING METHODS

Not applicable.

17.0 RECOVERY METHODS

Not applicable.

18.0 PROJECT INFRASTRUCTURE

Not applicable.

19.0 MARKET STUDIES AND CONTRACTS

Not applicable.

20.0 ENVIRONMENTAL STUDIES, PERMITTING, AND SOCIAL OR COMMUNITY IMPACT

Not applicable.

21.0 CAPITAL AND OPERATING COSTS

Not applicable.

22.0 ECONOMIC ANALYSIS

Not applicable.

23.0  ADJACENT PROPERTIES

The mining concessions belonging to the El Mundo project lie adjacent to the Sierra Manteca project drilled by Mexicana del Cobre.  No information is available on that project.

24.0 OTHER RELEVANT DATA AND INFORMATION

Not applicable

25.0  INTERPRETATION AND CONCLUSIONS

Gold-bearing orogenic veins at El Mundo are part of a set of NE-SW, SE-dipping vein/shear zones hosted by upper Cretaceous batholithic granite and granodiorite.  Post-mineral rhyolite and rhyolite tuff overlie the intrusive rocks.  Three veins have been identified at El Mundo, the El Mundo, Jany, and Luna veins, that have been traced for 750 m, 250 m, and 40 m, respectively.  Historic sampling by Fresnillo averaged 2.93 g/t Au.  Sampling by the qualified person confirmed gold and silver mineralization associated with the veins.

26.0RECOMMENDATIONS

A 1,200-metre diamond drilling campaign is recommended for the El Mundo project, based on the Fresnillo proposal described in section 6.4.3 of this report (holes EM-01-06).  The drilling would test the El Mundo and Jany veins at depths 100-200 m down dip from surface exposures.

Depending on the results of the program, a second phase of drilling may be recommended.

Table 26.1.  Estimated cost of proposed exploration drilling at El Mundo.  Budget does not include semi-annual tax payments.

CONCEPT / ACTIVITY	COST (USD$)
Drilling of 1,200 meters @ $ 300.00 USD/metre (includes geologist, sampling, assaying, permitting)	$ 360,000.00
Contingency @ 5%	$ 18,000.00
TOTAL	$ 378,000.00

•

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